Exhibit 99.1

UBIQUITI NETWORKS REPORTS FIRST QUARTER FISCAL 2019 FINANCIAL RESULTS
~Revenues of $282.9 million and GAAP EPS of $1.16~
~Initiated new $200 million Stock Repurchase Program~

New York, NY - November 9, 2018 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti" or the "Company”) today announced results for the first quarter fiscal 2019, ended September 30, 2018.
First Quarter Fiscal 2019 Financial Highlights

•	Revenues of $282.9 million, increasing 15.1% year-over-year

•	GAAP diluted EPS of $1.16, increasing 26.1% year-over-year

•	Non-GAAP diluted EPS of $1.17, increasing 27.2% year-over-year
Additional Highlights

•	From July 1, 2018 through November 7, 2018, the Company repurchased and retired 3,260,811 shares of common stock for $293.4 million at an average price of $89.97 per share.

•	Initiated a new stock repurchase program, authorizing the Company to repurchase up to $200 million of its common stock, as disclosed in the Form 8-K filed on November 9, 2018.

•	The Company's Board of Directors declared a $0.25 per share cash dividend payable on November 26, 2018 to shareholders of record at the close of business on November 19, 2018.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F1Q19	F4Q18	F1Q18
Revenues	282.9	269.8	245.9
Service Provider Technology	105.0	105.9	119.9
Enterprise Technology	177.9	163.8	126.0
Gross profit	131.6	120.5	111.7
Gross Profit (%)	46.5%	44.7%	45.4%
Total Operating Expenses	32.0	32.4	24.6
Income from Operations	99.6	88.1	87.1
GAAP Net Income	85.7	70.1	74.9
GAAP EPS (diluted)	1.16	0.94	0.92
Non-GAAP Net Income	86.2	74.8	74.9
Non-GAAP EPS (diluted)	1.17	1.01	0.92

Ubiquiti Networks, Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended September 30,
	2018	2017
Service Provider Technology	$104,957	$119,915
Enterprise Technology	177,948	125,953
Total revenues	$282,905	$245,868

Ubiquiti Networks, Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended September 30,
	2018	2017
North America	$119,371	$96,170
South America	14,176	31,053
Europe, the Middle East and Africa	124,931	93,314
Asia Pacific	24,427	25,331
Total revenues	$282,905	$245,868

Income Statement Items
Gross Margins
During the first quarter fiscal 2019, GAAP gross profit was $131.6 million. This GAAP gross margin of 46.5% increased versus the prior year GAAP gross margin of 45.4% and the prior quarter GAAP gross margin of 44.7%.
We expect to incur costs as a result of recently-announced tariffs on certain products imported into the U.S. from China and therefore we anticipate near-term gross margins to range between 42% and 45%. However, we anticipate mitigating the effect of the tariffs in the long-term and therefore our long-term gross margins are expected to remain between 45% to 50%.

Research and Development
During the first quarter fiscal 2019, research and development (R&D) expenses were $18.2 million. This reflects an increase versus the prior year R&D expenses of $16.9 million and a decrease versus the prior quarter R&D expenses of $19.5 million.
Increased costs in first quarter fiscal 2019 versus the prior year were primarily driven by higher staffing levels. R&D expenses represented 6.4% of revenues in the first fiscal quarter 2019, which is in line with the Company’s target model range of 6% to 8%.
Sales, General and Administrative
The Company’s selling, general and administrative (“SG&A”) expenses for the quarter were $13.8 million. This reflects an increase versus both the prior year SG&A expenses of $7.7 million and the prior quarter SG&A expenses of $12.9 million. The increase in SG&A costs are primarily related to professional fees. SG&A expenses represented 4.9% of revenues in the first quarter fiscal 2019, which is in line with the Company’s target model range of 3% to 5%.
Taxes
The GAAP effective tax rate was 11.7% for the first quarter fiscal 2019. For long-term planning purposes, we assume a target effective tax rate of 11% to 14%.
Net Income
During the first quarter fiscal 2019, GAAP net income was $85.7 million and GAAP income per diluted share was $1.16. Non-GAAP net income during the quarter was $86.2 million and non-GAAP income per diluted share was $1.17. The 15.1% increase in non-GAAP net income, and 27.2% increase in non-GAAP diluted EPS was driven primarily by a 15.1% increase in revenues versus the prior year as well as a 7.2 million reduction in non-GAAP diluted share count.

Balance Sheet Items
Cash and Investments
Total cash, cash equivalents and investments as of September 30, 2018 were $625.5 million, compared with $666.7 million as of June 30, 2018. During the first quarter fiscal 2019, the Company repurchased 1,238,163 shares of common stock for $112.8 million at an average price of $91.07 per share and held $200.0 million in investments.
DSOs
This quarter the Company experienced a decline in days sales outstanding in accounts receivable (“DSO”) to 54 days, compared with 59 days in the fourth fiscal 2018 quarter. The Company expects DSO’s to increase as the mix of the Company’s distributors evolves toward larger volumes of products moving through large distributors who qualify for credit terms. Enabling these distributors to purchase higher volumes of products on credit terms allows them to shorten the cash conversion cycle and has helped enable Ubiquiti to significantly expand its market share while maintaining a conservative customer credit profile.
Inventory
Ubiquiti continues to manage inventory levels to reduce lead times and meet increasing demand and support the commensurate growth of the Company’s customers. The Company is committed to optimizing inventory to correspond with end-market demand. Finished goods inventory at the end of the quarter increased $38.2 million to $134.9 million, primarily driven by the timing of production and expected growth in demand. The Company expects to hold 8 to 12 weeks of previously introduced product inventory in warehouses going forward, in addition to new product inventory and selected raw materials.
Cash Flow Statement Items
The Company’s net cash flow from operations for the first quarter fiscal 2019 was $93.9 million, compared with a net cash flow from operations of $96.9 million for the first quarter fiscal 2018. The $3.0 million decrease in operating cash flow during fiscal 2019 as compared with fiscal 2018 was driven by increased investments in inventory, partially offset by higher operating earnings. Capital expenditures and purchase of intangibles for the first quarter fiscal 2019 were $4.0 million. The Company used $131.7 million of cash related to financing activities, which was driven by $106.7 million in stock repurchases, $18.5 million in cash dividend payments and $6.3 million in debt repayments.
Outlook
Based on recent business trends, the Company believes that it will achieve the guidance previously provided for the full fiscal year ending June 30, 2019.
About Ubiquiti Networks
Ubiquiti Networks is focused on democratizing network technology on a global scale — aggregate shipments of nearly 85 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, airFiber, mFi, EdgeMAX, UniFi, UNMS, AmpliFi and UFiber are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries. For more information, please visit www.ubnt.com.

Investor Relations Contact
Laura Kiernan
SVP, Investor Relations
Ubiquiti Networks, Inc.
laura.kiernan@ubnt.com
Ph. 1-914-598-7733

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations for financial results for the full fiscal year 2019, and statements regarding expectations of the impact of tariffs, expected impact of taxes on our liquidity and results of operations, our cash position, expenses, DSOs, number of distributors and resellers, shipments, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues and GAAP diluted EPS for the Company's full fiscal year 2019, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on results, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2018, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc. Condensed Consolidated Statement of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended September 30,
	2018	2017
Revenues	$282,905	$245,868
Cost of revenues	151,299	134,212
Gross profit	131,606	111,656
Operating expenses:
Research and development	18,222	16,928
Sales, general and administrative	13,766	7,665
Total operating expenses	31,988	24,593
Income from operations	99,618	87,063
Interest expense and other, net	(2,527)	(1,361)
Income before income taxes	97,091	85,702
Provisions for income taxes	11,388	10,777
Net income	$85,703	$74,925
Net income per share of common stock:
Basic	$1.16	$0.93
Diluted	$1.16	$0.92
Weighted average shares used in computing net income per share of common stock:
Basic	73,774	80,135
Diluted	73,963	81,748

Other comprehensive income (loss):
Unrealized (loss) on available-for-sale securities	$(146)	$—
Comprehensive income	$85,557	$74,925

Ubiquiti Networks, Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net Income	$85,703	$70,085	$74,925
Stock-based compensation:
Cost of revenues	33	36	245
Research and development	467	520	456
Sales, general and administrative	275	228	211
Net Tax Benefits related to Equity Awards Exercises and Vesting	—	50	(575)
SEC Related Matters	—	492	—
Tax Reform Transition Tax	—	3,774	—
Tax effect of Non-GAAP adjustments	(240)	(396)	(365)
Non-GAAP net income	$86,238	$74,789	$74,897
Non-GAAP diluted EPS	$1.17	$1.01	$0.92

Shares outstanding (Diluted)	73,963	74,307	81,748
Share adjustment (ASU 2016-09 Adoption)	—	(50)	(616)
Weighted-average shares used in Non-GAAP diluted EPS	73,963	74,257	81,132
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, net tax benefits related to equity awards exercises and vesting, the SEC related inquiry, Tax Reform Transition Tax and the tax effects of these non-GAAP adjustments.
Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future price at which the Company’s stock will trade in those future periods. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.
About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.
Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•	Stock-based compensation expense

•	Net Tax Benefits related to Equity Awards Exercises and Vesting

•	SEC related matters

•	Tax Reform Transition Tax

•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740
Usefulness of Non-GAAP Financial Information to Investors
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.
For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Ubiquiti Networks, Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	September 30, 2018	June 30, 2018 (1)
Assets
Current assets:
Cash and cash equivalents	$480,812	$666,681
Investments — short-term	96,266	—
Accounts receivable, net	165,294	174,521
Inventories	139,926	102,220
Vendor deposits	33,045	39,029
Prepaid expenses and other current assets	16,403	18,901
Total current assets	931,746	1,001,352
Property and equipment, net	13,471	14,328
Deferred tax assets — long-term	3,106	3,106
Investments — long-term	48,445	—
Other long-term assets	6,729	3,791
Total assets	$1,003,497	$1,022,577
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,071	$14,098
Income taxes payable	23,982	5,780
Debt — short-term	24,425	24,425
Other current liabilities	60,682	68,613
Total current liabilities	152,160	112,916
Income taxes payable — long-term	119,122	127,719
Debt — long-term	454,253	460,352
Other long-term liabilities	7,323	5,842
Total liabilities	732,858	706,829
Stockholders’ equity:
Common Stock	73	74
Additional paid–in capital	—	393
Accumulated other comprehensive income (loss)	(146)	—
Retained earnings	270,712	315,281
Total stockholders’ equity	270,639	315,748
Total liabilities and stockholders’ equity	$1,003,497	$1,022,577
(1) Derived from audited consolidated financial statements as of and for the year ended June 30, 2018.

Ubiquiti Networks, Inc. Condensed Consolidated Cash Flows (In thousands) (Unaudited)
	Three Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$85,703	$74,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,794	1,591
Amortization of debt issuance costs	281	64
Premium amortization and (discount accretion), net	(127)	—
Provision for inventory obsolescence	252	324
Provision/(recovery) for loss on vendor deposits	(855)	376
Stock-based compensation	775	912
Other, net	(21)	103
Changes in operating assets and liabilities:
Accounts receivable	9,287	12,017
Inventories	(37,948)	19,421
Vendor deposits	6,838	(15,836)
Prepaid income taxes	—	4
Prepaid expenses and other assets	2,393	1,288
Accounts payable	29,086	(22,408)
Income taxes payable	9,605	7,061
Deferred revenues	3,306	1,376
Accrued and other liabilities	(16,428)	15,702
Net cash provided by operating activities	93,941	96,920
Cash Flows from Investing Activities:
Purchase of property and equipment and other long-term assets	(4,035)	(2,932)
Purchase of investments	(147,934)	—
Proceeds from sale of investments	3,850	—
Net cash (used in) investing activities	(148,119)	(2,932)
Cash Flows from Financing Activities:
Proceeds from borrowing under the Amended Credit Facility- Revolver	—	45,000
Repayment against Amended Credit Facility- Term	—	(3,750)
Repayment against Second Amended & Restated Facility- Term	(6,250)	—
Repurchases of common stock	(106,764)	(107,997)
Payment of common stock cash dividends	(18,506)	—
Proceeds from exercise of stock options	194	722
Tax withholdings related to net share settlements of restricted stock units	(365)	(351)
Net cash (used in) financing activities	(131,691)	(66,376)
Net (decrease) increase in cash and cash equivalents	(185,869)	27,612
Cash and cash equivalents at beginning of period	666,681	604,198
Cash and cash equivalents at end of period	$480,812	$631,810
Supplemental Disclosure of Cash Flow Information:
Income taxes paid, net of refunds	$1,929	$3,524
Interest paid	$8,204	$1,792
Non-Cash Investing and Financing Activities:
Unpaid stock repurchases	$6,000	$8,765
Unpaid property and equipment and other long-term assets	$30	$178
Unpaid investment purchases	$646	$—